UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2008 (September 19, 2008)

COLUMBIA BANCORP (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058 (Address of principal executive offices)

(541) 298-6649 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Company’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 19, 2008, the Board of Directors of Columbia Bancorp (the “Company”) approved a revised Employee Code of Business Conduct and Ethics (the “Code”). The revised Code enhances the existing code and applies to all of the Company’s officers and employees. The revised Code continues to include provisions governing the use and protection of Company assets, prohibiting the disclosure of confidential information, providing for anonymous reporting of violations of the Code and prohibits retaliation against such reporting person. The revised Code also provides that the Board Audit Committee, as well as the Governance Committee shall review the Code annually and shall recommend any changes to the Code that are deemed necessary or appropriate. In addition, the Board Audit Committee will review the Company’s performance in implementing and monitoring compliance with the Code on a periodic basis. The revised Code further provides that employees should report concerns to the Human Resource Director and the Director of Risk Management. A copy of the revised Code may be obtained on the Company’s website at www.columbiariverbank.com.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1	Code of Conduct and Ethics approved September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Roger L. Christensen
Dated: September 23, 2008	Roger L. Christensen, Chief Executive -
Columbia River Bank; President and Chief Executive Officer - Columbia Bancorp